EXHIBIT 5.1

February 23, 2018

American Woodmark Corporation
3102 Shawnee Drive
Winchester, VA 22601

RE:    Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the above-captioned Registration Statement on Form S-8 (the “Registration Statement”) to be filed by American Woodmark Corporation, a Virginia corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to 500,000 shares of the Company’s Common Stock, no par value per share (the “Shares”), and an indeterminate number of participation interests, which have been reserved for issuance under the Company’s Retirement Savings Plan (the “Plan”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or certified copies of such corporate documents and records, certificates of officers of the Company and/or public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and such other legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and delivered in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to matters governed by the laws of the Commonwealth of Virginia.  We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and in any amendment thereto. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ McGuire Woods LLP
McGuire Woods LLP